As filed with the Securities and Exchange Commission on October 6, 2003

                                                    Registration No. 333-  [o]
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

-------------------------------------------------------------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                                DELTATHREE, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                      13-4006766
(State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                       Identification Number)

                           75 Broad Street, 31st Floor
                            New York, New York 10004
                                 (212) 500-4850
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  Paul C. White
                             Chief Financial Officer
                                deltathree, Inc.
                           75 Broad Street, 31st Floor
                            New York, New York 10004
                                 (212) 500-4850

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 With a copy to:
                               Kenneth Koch, Esq.
               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
                                666 Third Avenue
                            New York, New York 10017
                                 (212) 935-3000

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_| If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|

                      CALCULATION OF REGISTRATION FEE CHART
================================================ =============== ====================== =================== ================
                                                                   Proposed Maximum
                                                                       Offering          Proposed Maximum      Amount of
Title of each Class of Securities to be           Amount to be    Price Per Security        Aggregate        Registration
Registered(1)                                      Registered             (1)             Offering Price          Fee
------------------------------------------------ --------------- ---------------------- ------------------- ----------------
                                                   6,000,000
Class A Common Stock, $0.001 par value......         shares              $1.62              $9,720,000         $ 786.35
------------------------------------------------ --------------- ---------------------- ------------------- ----------------

================================================ =============== ====================== =================== ================


 (1) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for the Class A Common Stock of deltathree, Inc. on October 2, 2003, as reported on the Nasdaq SmallCap Market.

     The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

             The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the
   Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  Subject to Completion, dated October 6, 2003

PROSPECTUS

                                6,000,000 Shares

                                DELTATHREE, INC.

                              Class A Common Stock
                                ----------------

         This prospectus relates to the resale from time to time of up to 6,000,000 shares of our common stock by the selling stockholder described in the section entitled "Selling Stockholder" on page 12 of this prospectus. The selling stockholder may offer and sell any of the shares of common stock from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the shares. For additional information on the possible methods of sale that may be used by the selling stockholder, you should refer to the section entitled "Plan of Distribution" on page 13 of this prospectus. We will not receive any proceeds from the sale of the shares of common stock by the selling stockholder. We are contractually obligated to pay all expenses of registration incurred in connection with this offering, except any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares.

         Our common stock is listed on the Nasdaq SmallCap Market under the symbol "DDDC." On October 3, 2003, the last reported sale price for our common stock was $1.71 per share.
                                                           ----------------

     You should consider carefully the risks that we have described in "Risk
      Factors" beginning on page 4 before deciding whether to invest in our common stock.

                                ----------------

         Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of these Securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.
                                ----------------


                The date of this prospectus is ___________, 2003.

                                TABLE OF CONTENTS

                                                                           Page

ABOUT THIS PROSPECTUS....................................................    2
OUR BUSINESS.............................................................    3
RISK FACTORS.............................................................    4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS........................   10
USE OF PROCEEDS..........................................................   11
SELLING STOCKHOLDER......................................................   12
PLAN OF DISTRIBUTION.....................................................   13
LEGAL MATTERS............................................................   14
EXPERTS..................................................................   14
WHERE YOU CAN FIND MORE INFORMATION......................................   14
INCORPORATION OF DOCUMENTS BY REFERENCE..................................   15



                              ABOUT THIS PROSPECTUS

         You should read this prospectus and the information incorporated by reference carefully before you invest. Such documents contain important information you should consider when making your investment decision. See "Incorporation of Documents by Reference" on page 15. You should rely only on the information provided in this prospectus or documents incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.


                                ----------------

         "deltathree," the deltathree logo and iConnectHere are trademarks of deltathree, Inc. Other trademarks and trade names appearing in this prospectus are the property of their holders.

                                  OUR BUSINESS


         The following is only a summary. We urge you to read the entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our common stock involves risk. Therefore, carefully consider the information provided under the heading "Risk Factors" beginning on page 4.


         We are a provider of integrated Voice over Internet Protocol (VoIP) telephony services. We were founded in 1996 to capitalize on the growth of the Internet as a communications tool by commercially offering Internet Protocol
(IP) telephony services. IP telephony is the real time transmission of voice communications in the form of digitized "packets" of information over the Internet or a private network, similar to the way in which e-mail and other data is transmitted. Our business currently includes: the provision of enhanced Web-based and other communications services to individual consumers, under our iConnectHere brand name; the provision of enhanced Web-based and other communications services to international resellers, under either their own brand name, a white-label brand, and/or our iConnectHere brand name; the provision of a total "Hosted Communications Solution" that enables corporate customers and service providers to offer private label telecommunications to their customer bases, and; the transmission of voice and data traffic for communications carriers.

         We have built a privately-managed, global network using IP technology and offer our customers a unique suite of IP telephony products, including:
PC-to-Phone, Phone-to-Phone, and Broadband Phone. We differentiate ourselves from our competitors by providing a robust set of value-added services that enables us to effectively address the challenges that have traditionally made the provision of telecommunications services difficult. These operations management tools include: account provisioning; payment processing systems; billing and account management; and customer care. We are able to provide our services at a cost to users that is generally lower than that charged by traditional carriers because we minimize our network costs by using efficient packet-switched technology and we generally avoid local access charges and by-pass international settlement charges by routing international long distance calls over our privately-managed network.

         Prior to 1999, our focus was to build a privately-managed, global network utilizing IP technology, and our business primarily consisted of carrying and transmitting traffic for communications carriers over our network. Beginning in 1999, we began to diversify our offerings by layering enhanced IP telephony services over our network. These enhanced services were targeted at consumers and were primarily accessible through our consumer Web site. During 2000, we began offering services on a co-branded or private-label basis to service providers and other businesses to assist them in diversifying their product offerings to their customer bases. Our privately-managed IP network received the Best Built Public Network Award for excellence in IP services/applications at SUPERCOMM 2000. We were also recognized as the best IP telephony provider by SmartMoney magazine and PC World Magazine during 2000. We were recognized for our innovative Broadband Phone offering during 2001, receiving both the TMC Labs Innovation Award, and the Communications SOLUTIONS(R)magazine Product of the Year Award. In 2001, we continued to enhance our unique strengths through our pioneering work with the Session Initiation Protocol (SIP), an Internet Engineering Task Force standard that has been embraced by industry leaders such as Microsoft and the 3rd Generation Partnership Project (3GPP), which is a global cooperation between six organizational partners who are recognized as the world's major standardization bodies from the United States, Europe, China, Japan and Korea. In 2001, we also announced the launch of our state-of-the-art SIP (Session Initiation Protocol) infrastructure, and we became one of the first service providers to have built an end-to-end SIP network. During 2002, our continuing SIP efforts resulted in our launch of our SIP-based dialer. These efforts continue to position us as one of the leading providers of VoIP services.

         We are a Delaware corporation. Our executive offices are located at 75 Broad Street, 31st Floor, New York, New York 10004 and our telephone number is
(212) 500-4850. Our web site is www.deltathree. The information contained on our web site is not incorporated by reference into this prospectus.

                                  RISK FACTORS

         Investing in our common stock is very risky. Please carefully consider the risk factors described below. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations. You should be able to bear a complete loss of your investment. See "Special Note Regarding Forward-Looking Statements."

RISKS RELATED TO OUR COMPANY

WE HAVE A HISTORY OF LOSSES AND NEGATIVE CASH FLOW AND WE ANTICIPATE THEY WILL CONTINUE

         We have incurred significant losses since inception, and we expect to continue to incur significant losses for the foreseeable future. We reported net losses of approximately $12.1 million in 2002, approximately $35.7 million in 2001, and approximately $48.3 million in 2000. As of June 30, 2003, our accumulated deficit was approximately $144 million. We generated negative cash flow of approximately $7.9 million during 2002 and $7.3 million during 2001. As a percentage of revenues, our net loss was 93.4% in 2002, 228.2% in 2001 and 158.9% in 2000. Our revenues may not grow or even continue at their current level. As a result, while we believe we have sufficient funds to meet our working capital requirements for at least the next fiscal year, we will need to increase our revenues significantly to become profitable. In order to increase our revenues, we need to attract and maintain customers to increase the fees we collect for our services. If our revenues do not increase as much as we expect or if our expenses increase at a greater pace than revenues, we may never be profitable or, if we become profitable, we may not be able to sustain or increase profitability on a quarterly or annual basis.

WE WILL NEED ADDITIONAL CAPITAL TO FINANCE OUR OPERATIONS IN THE FUTURE

         We intend to continue to enhance and expand our network in order to maintain our competitive position and meet the increasing demands for service quality, capacity and competitive pricing. Also, the introduction of new products and/or service will require significant marketing and promotional expenses that we often incur before we begin to receive the related revenue. While we believe we have sufficient funds to meet our working capital requirements for at least the next fiscal year, if our cash flow from operations is not sufficient to meet our capital expenditure and working capital requirements, we will need to raise additional capital to continue our operations. Especially in light of current economic conditions and the unfavorable market for telecommunications companies in particular, we may not be able to raise additional capital, and if we are able to raise additional capital through the issuance of additional equity, our current investors could experience dilution. If we are unable to obtain additional capital, we may be required to reduce the scope of our business or our anticipated growth, which would reduce our revenues.

WE HAVE A LIMITED OPERATING HISTORY UPON WHICH YOU CAN EVALUATE US

         We have only a limited operating history upon which you can evaluate our business and prospects. We commenced operations in June 1996. You should consider our prospects in light of the risks, expenses and difficulties we may encounter as an early stage company in the new and rapidly evolving market for IP communications services. These risks include our ability:

         o to increase acceptance of our enhanced IP communications services (including our Hosted Communications Solution), thereby increasing the number of users of our IP telephony services;
         o        to compete effectively;
         o to develop new products and keep pace with developing technology.

         In addition, because we expect an increasing percentage of our revenues to be derived from our enhanced IP communications services (including our Hosted Communications Solution), our past operating results may not be indicative of our future results.

WE MAY NOT BE ABLE TO EXPAND OUR REVENUE AND ACHIEVE PROFITABILITY

         Our business strategy is to expand our revenue sources to include the provision of enhanced IP communications services to several different customer groups. We can neither assure you that we will be able to accomplish this nor that this strategy will be profitable. Currently, our revenues are primarily generated by sales of enhanced IP communications services through our direct consumer offering, iConnectHere. Enhanced IP communications services generated 60.2%, 54.8%, and 44.8% of our total revenues in 2002, 2001 and 2000, respectively. The provision of enhanced IP communications services has not been profitable to date and may not be profitable in the future.

         In the future, we intend to generate increased revenues from multiple sources, many of which are unproven, including the commercial sale of our Hosted Communications Solution and enhanced IP communications services. We expect that our revenues for the foreseeable future will be dependent on, among other factors:

         o sales of enhanced IP communications services and our Hosted Communications Solution;
         o        acceptance and use of IP telephony;
         o        expansion of service offerings;
         o        traffic levels on our network;
         o the effect of competition, regulatory environment, international long distance rates and access and transmission costs on our prices;
         o        continued improvement of our global network quality.

         We may not be able to sustain our current revenues or successfully generate additional revenues from the sale of enhanced IP communications services, Hosted Communications Solutions or carrier transmission services.

WE CANNOT ASSURE YOU THAT A MARKET FOR OUR SERVICES WILL DEVELOP

         We are uncertain whether a market will develop for our enhanced IP communications services or our Hosted Communications Solutions. Our market is new and rapidly evolving. Our ability to sell our services may be inhibited by, among other factors, the reluctance of some end users to switch from traditional communications carriers to IP communications carriers and by concerns with the quality of IP telephony and the adequacy of security in the exchange of information over the Internet. End users in markets serviced by recently deregulated telecommunications providers are not familiar with obtaining services from competitors of these providers and may be reluctant to use new providers, such as us. Our ability to increase revenues depends on the migration of traditional telephone network traffic to our IP network. We will need to devote substantial resources to educate customers and end users about the benefits of IP communications solutions in general and our services in particular. If enterprises and their customers do not accept our enhanced IP communications services and our Hosted Communications Solutions as a means of sending and receiving communications, we will not be able to increase our number of paid users or successfully generate revenues in the future.

OUR FUTURE SUCCESS DEPENDS ON THE GROWTH IN THE USE OF THE INTERNET AS A MEANS OF COMMUNICATIONS

         If the market for IP communications, in general, and our services in particular, does not grow at the rate we anticipate or at all, we will not be able to increase our number of users or generate revenues we anticipate. To be successful, IP communications requires validation as an effective, quality means of communication and as a viable alternative to traditional telephone service. Demand and market acceptance for recently introduced services are subject to a high level of uncertainty. The Internet may not prove to be a viable alternative to traditional telephone service for reasons including:

         o        inconsistent quality or speed of service;
         o        traffic congestion on the Internet;
         o potentially inadequate development of the necessary infrastructure;
         o        lack of acceptable security technologies;
         o lack of timely development and commercialization of performance improvements;
         o unavailability of cost-effective, high-speed access to the Internet.

         If Internet usage grows, the Internet infrastructure may not be able to support the demands placed on it by such growth, or its performance or reliability may decline. In addition, Web sites may from time to time experience interruptions in their service as a result of outages and other delays occurring throughout the Internet network infrastructure. If these outages or delays frequently occur in the future, Internet usage, as well as usage of our communications portal and our services, could be adversely affected. POTENTIAL FLUCTUATIONS IN OUR QUARTERLY FINANCIAL RESULTS MAKE IT DIFFICULT FOR INVESTORS TO PREDICT OUR FUTURE PERFORMANCE

         Our quarterly operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. The factors generally within our control include:

         o the rate at which we are able to attract users to purchase our enhanced IP communications services and our Hosted Communications Solutions;
         o the amount and timing of expenses to enhance marketing and promotion efforts and to expand our infrastructure;
         o the timing of announcements or introductions of new or enhanced services by us.

         The factors outside our control include:

         o the timing of announcements or introductions of new or enhanced services by our competitors;
         o technical difficulties or network interruptions in the Internet or our privately-managed network;
         o general economic and competitive conditions specific to our industry.

         The foregoing factors also may create other risks affecting our long-term success, as discussed in the other risk factors.

         We believe that quarter-to-quarter comparisons of our historical operating results may not be a good indication of our future performance, nor would our operating results for any particular quarter be indicative of our future operating results.

OUR NETWORK MAY NOT BE ABLE TO ACCOMMODATE OUR CAPACITY NEEDS

         We expect the volume of traffic we carry over our network to increase significantly as we expand our operations and service offerings. Our network may not be able to accommodate this additional volume. In order to ensure that we are able to handle additional traffic, we may have to enter into long-term agreements for leased capacity. To the extent that we overestimate our capacity needs, we may be obligated to pay for more transmission capacity than we actually use, resulting in costs without corresponding revenues. Conversely, if we underestimate our capacity needs, we may be required to obtain additional transmission capacity from more expensive sources. If we are unable to maintain sufficient capacity to meet the needs of our users, our reputation could be damaged and we could lose users.

WE FACE A RISK OF FAILURE OF COMPUTER AND COMMUNICATIONS SYSTEMS USED IN OUR BUSINESS

         Our business depends on the efficient and uninterrupted operation of our computer and communications systems as well as those that connect to our network. We maintain communications systems in four facilities in New York, Los Angeles, London and Jerusalem. Our systems and those that connect to our network are subject to disruption from natural disasters or other sources of power loss, communications failure, hardware or software malfunction, network failures and other events both within and beyond our control. Any system interruptions that cause our services to be unavailable, including significant or lengthy telephone network failures or difficulties for users in communicating through our network or portal, could damage our reputation and result in a loss of users.

OUR COMPUTER SYSTEMS AND OPERATIONS MAY BE VULNERABLE TO SECURITY BREACHES

         Our computer infrastructure is potentially vulnerable to physical or electronic computer viruses, break-ins and similar disruptive problems and security breaches that could cause interruptions, delays or loss of services to our users. We believe that the secure transmission of confidential information over the Internet, such as credit card numbers, is essential in maintaining user confidence in our services. We rely on licensed encryption and authentication technology to effect secure transmission of confidential information, including credit card numbers. It is possible that advances in computer capabilities, new technologies or other developments could result in a compromise or breach of the technology we use to protect user transaction data. A party that is able to circumvent our security systems could misappropriate proprietary information or cause interruptions in our operations. Security breaches also could damage our reputation and expose us to a risk of loss or litigation and possible liability. Although we have experienced no security breaches to date of which we are aware, we cannot guarantee you that our security measures will prevent security breaches.

THIRD PARTIES MIGHT INFRINGE UPON OUR PROPRIETARY TECHNOLOGY

         We cannot assure you that the steps we have taken to protect our intellectual property rights will prevent misappropriation of our proprietary technology. To protect our rights to our intellectual property, we rely on a combination of trademark and patent law, trade secret protection, confidentiality agreements and other contractual arrangements with our employees, affiliates, strategic partners and others. We may be unable to detect the unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Effective copyright and trade secret protection may not be available in every country in which we offer or intend to offer our services. Failure to adequately protect our intellectual property could harm our brand, devalue our proprietary content and affect our ability to compete effectively. Further, defending our intellectual property rights could result in the expenditure of significant financial and managerial resources.

OUR SERVICES MAY INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS

         Third parties may assert claims that we have violated a patent or infringed a copyright, trademark or other proprietary right belonging to them. We incorporate licensed third-party technology in some of our services. In these license agreements, the licensors have agreed to indemnify us with respect to any claim by a third party that the licensed software infringes any patent or other proprietary right so long as we have not made changes to the licensed software. We cannot assure you that these provisions will be adequate to protect us from infringement claims. Any infringement claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

OPERATING INTERNATIONALLY EXPOSES US TO ADDITIONAL AND UNPREDICTABLE RISKS

         We intend to continue to enter additional markets in Eastern Europe, Latin America, Africa and Asia and to expand our existing operations outside the United States. International operations are subject to inherent risks, including:

         o        potentially weaker protection of intellectual property rights;
         o        political instability;
         o        unexpected changes in regulations and tariffs;
         o        fluctuations in exchange rates;
         o        varying tax consequences;
         o uncertain market acceptance and difficulties in marketing efforts due to language and cultural differences.

WE HAVE EXPERIENCED LOSSES AS A RESULT OF FRAUD

         We have experienced losses due to fraud. In 2002, we experienced losses from fraud of less than 2% of our revenues. Callers have obtained our services without rendering payment by unlawfully using our access numbers and personal identification numbers. Although we have implemented anti-fraud measures in order to control losses relating to these practices, these measures may not be sufficient to effectively limit all of our exposure in the future from fraud and we continue to experience losses from fraud. While we have established reserves for bad debts in accordance with historical levels of uncollectible receivables resulting primarily from these fraudulent practices, our losses may exceed our reserves and could rise significantly above anticipated levels.

INTENSE COMPETITION COULD REDUCE OUR MARKET SHARE AND HARM OUR FINANCIAL PERFORMANCE

         Competition in the market for enhanced IP communications services is becoming increasingly intense and is expected to increase significantly in the future. The market for enhanced Internet and IP communications is new and rapidly evolving. We expect that competition from companies both in the Internet and telecommunications industries will increase in the future. Our competitors include both start-up IP telephony service providers and established traditional communications providers. Many of our existing competitors and potential competitors have broader portfolios of services, greater financial, management and operational resources, greater brand-name recognition, larger subscriber bases and more experience than we have. In addition, many of our IP telephony competitors use the Internet instead of a private network to transmit traffic. Operating and capital costs of these providers may be less than ours, potentially giving them a competitive advantage over us in terms of pricing.

         We also compete in the growing market of discount telecommunications services including calling cards, prepaid cards, call-back services, dial-around or 10-10 calling and collect calling services. In addition, some Internet service providers have begun to aggressively enhance their real time interactive communications, focusing initially on instant messaging, although we expect them to begin to provide PC-to-phone services.

         If we are unable to provide competitive service offerings, we may lose existing users and be unable to attract additional users. In addition, many of our competitors, especially traditional carriers, enjoy economies of scale that result in a lower cost structure for transmission and related costs, which cause significant pricing pressures within the industry. Although the minutes of use we sell are increasing, revenues are not increasing at the same rate due primarily to a decrease in revenue per minute for our carrier transmission services. In order to remain competitive we intend to increase our efforts to promote our services, and we cannot be sure that we will be successful in doing this.

         In addition to these competitive factors, recent and pending deregulation in some of our markets may encourage new entrants. We cannot assure you that additional competitors will not enter markets that we plan to serve or that we will be able to compete effectively.

DECREASING TELECOMMUNICATIONS RATES MAY DIMINISH OR ELIMINATE OUR COMPETITIVE PRICING ADVANTAGE

         Decreasing telecommunications rates may diminish or eliminate the competitive pricing advantage of our services. International and domestic telecommunications rates have decreased significantly over the last few years in most of the markets in which we operate, and we anticipate that rates will continue to be reduced in all of the markets in which we do business or expect to do business. Users who select our services to take advantage of the current pricing differential between traditional telecommunications rates and our rates may switch to traditional telecommunications carriers as such pricing differentials diminish or disappear, and we will be unable to use such pricing differentials to attract new customers in the future. In addition, our ability to market our carrier transmission services to telecommunications carriers depends upon the existence of spreads between the rates offered by us and the rates offered by traditional telecommunications carriers, as well as a spread between the retail and wholesale rates charged by the carriers from which we obtain wholesale service. Continued rate decreases will require us to lower our rates to remain competitive and will reduce or possibly eliminate our gross profit from our carrier transmission services. If telecommunications rates continue to decline, we may lose users for our services.

GOVERNMENT REGULATION AND LEGAL UNCERTAINTIES RELATING TO IP TELEPHONY COULD HARM OUR BUSINESS

         Historically, voice communications services have been provided by regulated telecommunications common carriers. We offer voice communications to the public for international and domestic calls using IP telephony, and we do not operate as a licensed telecommunications common carrier in any jurisdiction. Based on specific regulatory classifications and recent regulatory decisions, we believe we qualify for certain exemptions from telecommunications common carrier regulation in many of our markets. However, the growth of IP telephony has led to close examination of its regulatory treatment in many jurisdictions making the legal status of our services uncertain and subject to change as a result of future regulatory action, judicial decisions or legislation in any of the jurisdictions in which we operate. Established regulated telecommunications carriers have sought and may continue to seek regulatory actions to restrict the ability of companies such as ours to provide services or to increase the cost of providing such services. In addition, our services may be subject to regulation if regulators distinguish phone-to- phone telephony service using IP technologies over privately-managed networks such as our services from integrated PC-to-PC and PC-originated voice services over the Internet. Some regulators may decide to treat the former as regulated common carrier services and the latter as unregulated enhanced or information services.

         Application of new regulatory restrictions or requirements to us could increase our costs of doing business and prevent us from delivering our services through our current arrangements. In such event, we would consider a variety of alternative arrangements for providing our services, including obtaining appropriate regulatory authorizations for our local network partners or ourselves, changing our service arrangements for a particular country or limiting our service offerings. Such regulations could limit our service offerings, raise our costs and restrict our pricing flexibility, and potentially limit our ability to compete effectively. Further, regulations and laws which affect the growth of the Internet could hinder our ability to provide our services over the Internet.

WE MAY NOT BE ABLE TO KEEP PACE WITH RAPID TECHNOLOGICAL CHANGES IN THE COMMUNICATIONS INDUSTRY

         Our industry is subject to rapid technological change. We cannot predict the effect of technological changes on our business. In addition, widely accepted standards have not yet developed for the technologies we use. We expect that new services and technologies will emerge in the market in which we compete. These new services and technologies may be superior to the services and technologies that we use, or these new services may render our services and technologies obsolete.

         To be successful, we must adapt to our rapidly changing market by continually improving and expanding the scope of services we offer and by developing new services and technologies to meet customer needs. Our success will depend, in part, on our ability to license leading technologies and respond to technological advances and emerging industry standards on a cost-effective and timely basis. We will need to spend significant amounts of capital to enhance and expand our services to keep pace with changing technologies.

POLITICAL, ECONOMIC AND MILITARY CONDITIONS IN ISRAEL COULD NEGATIVELY IMPACT OUR BUSINESS

     Our principal research and development facilities are located in Israel. Political, economic and military conditions in Israel directly affect our operations. Since the establishment of the state of Israel in 1948, a number of armed conflicts have taken place between Israel and its Arab neighbors and a state of hostility, varying in degree and intensity, has led to security and economic problems for Israel. Despite negotiations to effect peace between Israel and its Arab neighbors, the future of these peace efforts is uncertain. Since October 2000, there has been a significant increase in violence primarily in the West Bank and Gaza Strip, negotiations between Israel and the Palestinian Authority have ceased from time to time and there has been increased military activity characterized by some as war. More recently, violence has spread to

Jerusalem and areas near Tel Aviv. Furthermore, several countries still restrict trade with Israeli companies, which may limit our ability to make sales, or purchase components from, in those countries. Any future armed conflict, political instability, continued violence in the region or restrictions could limit our ability to operate our business and could have a material adverse effect on our business, operating results and financial condition.

     Some of our directors, officers and employees are currently obligated to perform annual reserve duty. Additionally, all such reservists are subject to being called to active duty at any time under emergency circumstances. While we have historically operated effectively under these requirements, we cannot assess the full impact of these requirements on our workforce and business if conditions should change, and we cannot predict the effect on us of any expansion or reduction of these obligations.

IT MAY BE DIFFICULT TO EFFECT SERVICE OF PROCESS AND ENFORCE JUDGMENTS AGAINST DIRECTORS AND OFFICERS IN ISRAEL

         Several of our executive officers and directors are nonresidents of the United States, and a substantial portion of our assets and the assets of these persons are located outside the United States. Therefore, it may be difficult to enforce a judgment obtained in the United States against us or any of those persons. It may also be difficult to enforce civil liabilities under the United States federal securities laws in actions instituted in Israel.

RISKS RELATED TO OUR RELATIONSHIP WITH ATAREY

ATAREY CONTROLS ALL MATTERS SUBMITTED TO A STOCKHOLDER VOTE

         Atarey Hasharon Chevra Lepituach Vehashkaot Benadlan (1991) Ltd. ("Atarey") owns approximately 70.7% of the voting power and economic interest in us. Following this offering, assuming the sale of all the shares offered, Atarey would own approximately 50.1% of the voting power and economic interest in us. As long as Atarey continues to beneficially own shares of capital stock representing more than 50% of the voting power of our outstanding capital stock, Atarey will be able to exercise a controlling influence over decisions affecting us, including:

         o composition of our board of directors and, through it, our direction and policies, including the appointment and removal of officers;
         o        mergers or other business combinations;
         o        acquisitions or dispositions of assets by us;
         o        future issuances of capital stock or other securities by us;
         o        incurrence of debt by us;
         o amendments, waivers and modifications to any agreements between us and Atarey;
         o        payment of dividends on our capital stock;
         o approval of our business plans and general business development.

         In addition, three of our seven directors are officers and/or directors of Atarey, or otherwise affiliated with Atarey. As a result, the ability of any of our other stockholders to influence the management of our company is limited, which could have an adverse effect on the market price of our stock.

         Recently, Atarey made a proposal to purchase us. Although a special committee comprised of our independent directors evaluated the proposal and determined it inadequate, as a practical matter, Atarey could, by virtue of its position as a majority stockholder, cause us to go private without the assent of our directors and our minority stockholders and could block any other transaction.


RISKS RELATED TO OUR COMMON STOCK

A THIRD PARTY MAY BE DETERRED FROM ACQUIRING OUR COMPANY

         Atarey's majority ownership could delay, deter or prevent a third party from attempting to acquire control of us. This may have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of us, even though such a change in ownership would be economically beneficial to us and our stockholders.

VOLATILITY OF OUR STOCK PRICE COULD ADVERSELY AFFECT OUR STOCKHOLDERS

         Since trading commenced in November 1999, the market price of our common stock has been highly volatile and may continue to be volatile and could be subject to wide fluctuations in response to factors such as:

         o variations in our actual or anticipated quarterly operating results or those of our competitors;
         o announcements by us or our competitors of technological innovations;
         o introduction of new products or services by us or our competitors;
         o        changes in financial estimates by securities analysts;
         o        conditions or trends in the Internet industry;
         o        changes in the market valuations of other Internet companies;
         o announcements by us or our competitors of significant acquisitions;
         o        our entry into strategic partnerships or joint ventures;
         o        sales of our common stock by Atarey.

         All of these factors are, in whole or part, beyond our control and may materially adversely affect the market price of our common stock regardless of our performance.

         Investors may not be able to resell their shares of our common stock following periods of volatility because of the market's adverse reaction to such volatility. In addition, the stock market in general, and the market for telecommunications, Internet-related and technology companies in particular, has been dramatically decreased and is extremely depressed.. We cannot assure you that our common stock will trade at the same levels of other telecommunications or Internet stocks or that telecommunications or Internet stocks in general will sustain their current market prices. We also cannot assure you that our common stock will continue to be quoted on the Nasdaq SmallCap Market if the price of our common stock drops below $1.

WE DO NOT INTEND TO PAY DIVIDENDS

         We have never declared or paid any cash dividends on our common stock. We intend to retain any future earnings to finance our operations and to expand our business and, therefore, do not expect to pay any cash dividends in the foreseeable future.


IF OUR STOCKHOLDERS SELL SUBSTANTIAL AMOUNTS OF OUR COMMON STOCK, THE MARKET PRICE OF OUR COMMON STOCK MAY FALL

         The market price of our common stock could decline as a result of sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of common stock. As of October 3, 2003, there were 29,228,643 shares of common stock outstanding. All of the (i) 6,900,000 shares sold in our initial public offering, (ii) outstanding shares that were registered on our registration statement on Form S-8, and (iii) shares that have been sold pursuant to Rule 144 or Rule 701 are freely transferable without restriction or further registration under the Securities Act (as are the 6,000,000 shares offered hereby), except for shares purchased by our "affiliates," as defined in Rule 144 of the Securities Act. The remaining shares of common stock outstanding are "restricted securities" as defined in Rule 144. Holders of these shares may sell them in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.



                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


         This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements relate to future events or our future financial performance. These statements include but are not limited to statements regarding: uncertainty of financial estimates and projections, the competitive environment for Internet telephony, our limited operating history, changes of rates of all related telecommunications services, the level and rate of customer acceptance of new products and services, legislation that may affect the Internet telephony industry, rapid technological changes, as well as other risks referenced from time to time in our filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors" that may cause our or our industry's actual results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Before deciding to purchase our common stock you should carefully consider the risks described in the "Risk Factors" section, in additional to the other information set forth in this prospectus and the documents incorporated by reference herein.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We do not intend to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results except as required by law.





                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholder. The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of our common stock covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq SmallCap Market additional listing fees, if any, and the fees and expenses of our legal counsel and accountants.

                               SELLING STOCKHOLDER

         The shares of our common stock offered by this prospectus are held by Atarey Hasharon Chevra Lepituach Vehashkaot Benadlan (1991) Ltd. ("Atarey"), an Israeli company. On June 28, 2001, RSL Communications Ltd. ("RSL COM"), our former majority stock holder and sole owner of our super-voting Class B Common Stock, par value $0.001 (the "Class B Shares"), entered into a share purchase agreement (the "RSL Purchase Agreement") with Atarey. Under the RSL Purchase Agreement, among other things, Atarey purchased, on June 29, 2001 the 19,569,459 Class B Shares owned by RSL COM at a purchase price of $0.80 per share. Pursuant to our Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), the Class B Shares were automatically converted into shares of our Class A Common Stock ("common stock") immediately upon transfer to Atarey thus leaving no Class B stock outstanding. In connection with the RSL Purchase Agreement, RSL COM, Atarey and us entered into a Novation and Amendment Agreement, dated as of June 28, 2001 (the "RSL Novation Agreement"), pursuant to which, among other things, RSL COM, with our consent, assigned its rights under the Registration Rights Agreement, dated as of September 1, 1999, between RSL COM and us, as amended by the RSL Novation Agreement, to Atarey. Pursuant to the terms of the Registration Rights Agreement, we filed a registration statement, of which this prospectus constitutes a part, in order to permit Atarey and its permitted transferees and assigns to resell to the public the shares of our common stock acquired by Atarey from RSL.COM.

         The following table, to our knowledge, sets forth information regarding the beneficial ownership of our common stock by the selling stockholder as of October 3, 2003. For purposes of the following description, the term "selling stockholder" includes pledgees, donees, permitted transferees or other permitted successors-in-interest selling shares received after the date of this prospectus from the selling stockholder. The information is based in part on information provided by or on behalf of the selling stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares, as well as any shares as to which the selling stockholder has the right to acquire beneficial ownership within sixty (60) days after October 3, 2003 through the exercise or conversion of any stock options, warrants, convertible debt or otherwise. Unless otherwise indicated below, the selling stockholder has sole voting and investment power with respect to its shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholder. We will not receive any of the proceeds from the sale of our common stock by the selling stockholder.

                                                  Shares Owned                                   Shares Owned
                                                  and Ownership                                  and Ownership
                                                    Percentage               Shares                 Percentage
                                                     Prior to                Being                       After
                                                    Offering (1)            Offered                 Offering (2)
                                                    ------------            -------                 ------------

Selling Stockholder                                 Number     Percent                            Number     Percent

Atarey Hasharon Chevra Lepituach Vehashkaot
Benadlan (1991) Ltd..............................20,655,702    70.7%         6,000,000          14,655,702     50.1%

-------------------------------------------
*  Less than 1%.

(1) Percentages prior to the offering are based on 29,228,643 shares of common stock that were issued and outstanding as of October 3, 2003.

(2) We do not know when or in what amounts the selling stockholder may offer for sale the shares of common stock pursuant to this offering. The selling stockholder may choose not to sell any of the shares offered by this prospectus. Because the selling stockholder may offer all or some of the shares of common stock pursuant to this offering, and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the shares of common stock, we cannot estimate the number of shares of common stock that the selling stockholder will hold after completion of the offering. For purposes of this table, we have assumed that the selling stockholder will have sold all of the shares covered by this prospectus upon the completion of the offering.

                              PLAN OF DISTRIBUTION

         The shares covered by this prospectus may be offered and sold from time to time by the selling stockholder. For purposes of the following description, the term "selling stockholder" includes pledgees, donees, permitted transferees or other permitted successors-in-interest selling shares received after the date of this prospectus from the selling stockholder. Each selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise. We will not receive any of the proceeds of this offering.

         The selling stockholder may sell its shares of common stock directly to purchasers from time to time. Alternatively, it may from time to time offer the common stock to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder or the purchasers of such securities for whom they may act as agents. The selling stockholder and any underwriters, broker/dealers or agents that participate in the distribution of common stock may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

         The common stock may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale or at negotiated prices. The sale of the common stock may be effected by means of one or more of the following transactions (which may involve crosses or block transactions):

         o on any national securities exchange, such as the NYSE, or quotation system on which the common stock may be listed or quoted at the time of sale;

         o        in the over-the-counter market;

         o in transactions otherwise than on such exchanges or system or in the over-the-counter market;

         o        through the purchase and sale of over-the-counter options;

         o in private transactions otherwise than on exchanges or system or in the over-the-counter market;

         o        by pledge to secure debt and other obligations; or

         o        through a combination of any of the above transactions.

         In addition, any shares covered by this prospectus which qualify may be sold pursuant to Rule 144 under the Securities Act if available or under Section 4(1) of the Securities Act rather than pursuant to this prospectus.

         In connection with sales of the common stock or otherwise, the selling stockholder may enter into hedging transactions with broker/dealers, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell common stock short and deliver common stock to close out such short positions, or loan or pledge common stock to broker/dealers that in turn may sell such securities. The selling stockholder may also engage in puts, calls, collars and other transactions in our securities or derivatives of our securities.

         At the time a particular offering of the common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common stock being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker/dealers. The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriter, broker-dealer or financial institution regarding the sale of its shares other than ordinary course brokerage arrangements.

         To comply with the securities laws of certain jurisdictions, if applicable, the common stock will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

         The selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the common stock by the selling stockholder. The foregoing may affect the marketability of such securities.

         We have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) the sale of all of the shares registered pursuant to such registration statement or Rule 144 under the Securities Act, or (ii) all shares included in such registration statement shall have ceased to be outstanding.

         We have agreed to indemnify the selling stockholder against certain liabilities, including liabilities arising under the Securities Act. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

                                  LEGAL MATTERS

         The validity of the common stock offered in this prospectus will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

                                     EXPERTS

         The financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance upon the report of Brightman Almagor & Co., a member firm of Deloitte & Touche Tohmatsu, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       WHERE YOU CAN FIND MORE INFORMATION

         We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at "http://www.sec.gov." In addition, our stock is listed for trading on the Nasdaq SmallCap Market. You can read and copy reports and other information concerning us at the offices of the National Association of Securities Dealers, Inc. located at 1735 K Street, Washington, D.C. 20006.

         This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933 and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

         o inspect a copy of the Registration Statement, including the exhibits and schedules, without charge at the public reference room,

         o obtain a copy from the SEC upon payment of the fees prescribed by the SEC, or

         o        obtain a copy from the SEC web site.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. The documents we are incorporating by reference as of their respective dates of filing are:


         o Amendment No. 1 to Annual Report on Form 10-K/A for the year ended December 31, 2002, filed on April 30, 2003;

         o Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 31, 2003;

         o Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed on May 14, 2003;

         o Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed on August 8, 2003;

         o Current Reports on Form 8-K, filed on August 7, 2003 and May 13, 2003; and

         o The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on November 23, 1999, including any amendments or reports filed for the purpose of updating that description.

         You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost, by contacting:

         Investor Relations, deltathree, Inc., 75 Broad Street, 31st Floor, New York, New York 10004. Telephone: (212) 500-4850.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the Company's estimates (other than the SEC and Nasdaq registration fees) of the expenses in connection with the issuance and distribution of the shares of common stock being registered. None of the following expenses are being paid by the selling holders.

Item                                                                   Amount

SEC registration fee.................................................     $786
Legal fees and expenses..............................................  $15,000
Accounting fees and expenses.........................................       $0
Printing Fees........................................................   $1,000
Miscellaneous fees and expenses......................................   $    0
                                                                        ------

          Total......................................................  $16,786
          ======                                                       =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102 of the Delaware General Corporation Law ("DGCL"), as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

         Section 145 of the DGCL provides, among other things, that deltathree may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of deltathree) by reason of the fact that the person is or was a director, officer, agent or employee of deltathree or is or was serving at deltathree's request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of deltathree, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of deltathree as well but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to deltathree, unless the court believes that in light of all the circumstances indemnification should apply.

         Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

         Deltathree's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

o for any breach of the director's duty of loyalty to deltathree, Inc. or its stockholders; o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; o under section 174 of the DGCL regarding unlawful dividends and stock purchases; or o for any transaction from which the director derived an improper personal benefit.

         These provisions are permitted under Delaware law.

         deltathree's Amended and Restated By-laws provide that:


         o it must indemnify its directors and officers to the fullest extent permitted by Delaware law;
         o it may indemnify its other employees and agents to the same extent that it indemnified its officers and directors, unless otherwise determined by its Board of Directors; and
         o it must advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware law.

         The indemnification provisions contained in deltathree's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, deltathree maintains insurance on behalf of its directors and executive directors or officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

ITEM 16. EXHIBITS

       (a) Exhibits.

Exhibit
Number         Description of Document

EXHIBIT        DESCRIPTION
NUMBER

3.1.1*   Form of Restated Certificate of Incorporation of deltathree, Inc.

3.1.2** Form of Amendment to Restated Certificate of Incorporation of deltathree, Inc.

3.2*     Form of Amended and Restated By-laws of deltathree, Inc.

4.1*** Purchase Agreement dated June 28, 2001between RSL Communications, Ltd. and Atarey Hasharon Chevra Lepituach Vehashkaot Benadlan (1991) Ltd.

4.2*** Novation and Amendment Agreement dated June 28, 2001, by and among the Company, RSL Communications, Ltd. and Atarey Hasharon Chevra Lepituach Vehashkaot Benadlan (1991) Ltd.

4.3+ Registration Rights Agreement between deltathree, Inc. and RSL Communications, Ltd.

4.4*     Specimen Certificate of Class A Common Stock.

5.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding legality of the shares of common stock being registered

23.1     Consent of Brightman Almagor & Co.

23.2 Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1 to this Registration Statement on Form S-3)

24.1     Power of Attorney (included on signature page)

----------
* Incorporated by reference to the Company's registration statement on Form S-1 (Registration No. 333-86503).
** Incorporated by reference to the Company's annual report on Form 10-K/A filed on April 30, 2001.
*** Incorporated by reference to the Company's Current Report on Form 8-K filed on July 10, 2001.
+ Incorporated by reference to the Company's Amendment to Registration Statement on Form S-1 filed on October 19, 1999.



ITEM 17. UNDERTAKINGS

       (a) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City New York and State of New York on the 6th day of October, 2003.

                                        deltathree, Inc.

                                        By: /s/ Paul C. White
                                            -----------------------------------
                                           Paul C. White
                                           Chief Financial Officer



                                POWER OF ATTORNEY

         The registrant and each person whose signature appears below constitutes and appoints Shimmy Zimels and Paul C. White and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                                           TITLE                         DATE

/s/ Shimmy Zimels                                    Chief Executive Officer, President       October 6, 2003
--------------------------------------------
Shimmy Zimels                                                   and Director
(Principal Executive Officer)

/s/ Paul C. White                                    Chief Financial Officer (Principal       October 6, 2003
--------------------------------------------
Paul C. White                                         Accounting and Financial Officer)

/s/ Noam Bardin                                      Chairman of the Board of Directors       October 6, 2003
--------------------------------------------
Noam Bardin

/s/ Ehud Erez                                                     Director                    October 6, 2003
--------------------------------------------
Ehud Erez

/s/ Amir Gera                                                     Director                    October 6, 2003
--------------------------------------------
Amir Gera

/s/ Elie Housman                                                  Director                    October 6, 2003
--------------------------------------------
Elie Housman

/s/ Joshua Maor                                                   Director                    October 6, 2003
--------------------------------------------
Joshua Maor

/s/ Lior Samuelson                                                Director                    October 6, 2003
--------------------------------------------
Lior Samuelson


                                  EXHIBIT INDEX

Exhibit
Number         Description of Document

EXHIBIT        DESCRIPTION
NUMBER

3.1.1*   Form of Restated Certificate of Incorporation of deltathree, Inc.

3.1.2** Form of Amendment to Restated Certificate of Incorporation of deltathree, Inc.

3.2*     Form of Amended and Restated By-laws of deltathree, Inc.

4.1*** Purchase Agreement dated June 28, 2001between RSL Communications, Ltd. and Atarey Hasharon Chevra Lepituach Vehashkaot Benadlan (1991) Ltd.

4.2*** Novation and Amendment Agreement dated June 28, 2001, by and among the Company, RSL Communications, Ltd. and Atarey Hasharon Chevra Lepituach Vehashkaot Benadlan (1991) Ltd.

4.3+ Registration Rights Agreement between deltathree, Inc. and RSL Communications, Ltd.

4.4*     Specimen Certificate of Class A Common Stock.

5.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding legality of the shares of common stock being registered

23.1     Consent of Brightman Almagor & Co.

23.2 Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1 to this Registration Statement on Form S-3)

24.1     Power of Attorney (included on signature page)

----------
* Incorporated by reference to the Company's registration statement on Form S-1 (Registration No. 333-86503).
** Incorporated by reference to the Company's annual report on Form 10-K/A filed on April 30, 2001.
*** Incorporated by reference to the Company's Current Report on Form 8-K filed on July 10, 2001.
+ Incorporated by reference to the Company's Amendment to Registration Statement on Form S-1 filed on October 19, 1999.